As filed with the Securities and Exchange Commission on July 22, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNET CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	23-2996071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

690 Lee Road

Suite 310

Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

INTERNET CAPITAL GROUP, INC. 2005 OMNIBUS EQUITY COMPENSATION PLAN

(Full title of the plan)

Suzanne L. Niemeyer, Esq.

Managing Director, General Counsel & Secretary

Internet Capital Group, Inc.

690 Lee Road

Suite 310

Wayne, PA 19087

(Name and address of agent for service)

(610) 727-6900

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	5,000,000 shares	$7.40	$37,000,000	$4,354.90

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall cover any additional shares of common stock of Internet Capital Group, Inc. (the “Registrant”) that may be issued under the Internet Capital Group, Inc. 2005 Omnibus Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low selling price per share of the Registrant’s Common Stock on July 19, 2005, as reported on the Nasdaq National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference into this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 16, 2005;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005, filed with the Commission on May 9, 2005;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 19, 2005, February 17, 2005, March 3, 2005, May 5, 2005 and June 15, 2005; and

(d)	The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A (SEC File No. 222-26929), filed by the Registrant on August 4, 1999, which incorporates by reference section 18 entitled “Description of Capital Stock” in the Registration Statement on Form S-1 (SEC File No. 333-78193), filed by the Registrant on May 11, 1999, as amended, and including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement if it is modified or superseded by a statement in a document which is also incorporated in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the securities offered by this prospectus will be passed upon on our behalf by Dechert LLP, Philadelphia, Pennsylvania. Dechert beneficially owns 78 shares of our common stock. Members of and attorneys associated with Dechert who participated in the preparation of the opinion beneficially own an aggregate of 75,533 shares of our common stock.

Item 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

The Registrant’s certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchase or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities law or state or federal environmental laws.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
5.1	Opinion and consent of Dechert LLP.

10.1	Internet Capital Group, Inc. 2005 Omnibus Equity Compensation Plan (incorporated by reference to Appendix B in the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2005).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dechert LLP is contained in Exhibit 5.1.

24.1	Power of Attorney (included on signature pages).

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 22, 2005.

INTERNET CAPITAL GROUP, INC.

By:	/s/ WALTER W. BUCKLEY, III
Name:	Walter W. Buckley, III
Title:	Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned officers and directors of Internet Capital Group. Inc., a Delaware corporation, hereby constitutes and appoints Walter W. Buckley, III, and Anthony P. Dolanski, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act, any and all amendments and post-effective amendments to this Registration Statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ WALTER W. BUCKLEY, III Walter W. Buckley, III	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	July 22, 2005

/s/ ANTHONY P. DOLANSKI Anthony P. Dolanski	Chief Financial Officer (Principal Financial and Accounting Officer)	July 22, 2005

/s/ THOMAS A. DECKER Thomas A. Decker	Director	July 22, 2005

Signature	Title	Date
/s/ DAVID K. DOWNES David K. Downes	Director	July 22, 2005

/s/ WARREN V. MUSSER Warren V. Musser	Director	July 22, 2005

/s/ MICHAEL D. ZISMAN Michael D. Zisman	Director	July 22, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion and consent of Dechert LLP.

10.1	Internet Capital Group, Inc. 2005 Omnibus Equity Compensation Plan (incorporated by reference to Appendix B in the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2005).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dechert LLP is contained in Exhibit 5.1.

24.1	Power of Attorney (included on signature pages).